UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2009

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On June 9, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Xerium Technologies, Inc. (the “Company”), the stockholders of the Company approved Amendment No. 3 (“Amendment No. 3”) to the Company’s 2005 Equity Incentive Plan (the “Plan”), which increased the limit on the number of shares of common stock that may be granted as stock awards in 2009 to the Company’s Chief Executive Officer to 2,302,178 shares. Amendment No. 3 was approved by the Company’s Board of Directors on March 10, 2009.

The description of Amendment No. 3 is qualified in its entirety by reference to the full text of Amendment No. 3, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 8.01.	Other Events

In addition to approving Amendment No. 3, at the Annual Meeting the stockholders of the Company also approved the following matters:

1)	The election of the following seven directors, all of whom were current directors of the Company prior to the Annual Meeting. The elected directors will serve until the 2010 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal:

•	Stephen R. Light
•	Jay J. Gurandiano
•	Nico Hansen
•	David G. Maffucci
•	Edward Paquette
•	Michael Phillips
•	John G. Raos

2)	The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009. Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit No.	Description
10.1	Amendment No. 3 to the 2005 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009	XERIUM TECHNOLOGIES, INC.

	By:	/s/ Stephen R. Light
	Name:	Stephen R. Light
	Title:	President, Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 3 to the 2005 Equity Incentive Plan.